Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: April 24, 2019

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) today announced its unaudited financial results for the three-month period ended March 31, 2019. All share data has been adjusted to reflect Horizon’s three-for-two stock split effective June 15, 2018.

SUMMARY:
•
On March 26, 2019, Horizon announced the completion of the previously announced acquisition of Salin Bancshares, Inc. (“Salin”) and its wholly-owned subsidiary, Salin Bank and Trust Company (“Salin Bank”), headquartered in Indianapolis, Indiana. The 2019 first quarter results include merger related expense of approximately $3.4 million, after tax.

•
Net income for the quarter ended March 31, 2019 decreased 15.5% to $10.8 million, or $0.28 diluted earnings per share, compared to $12.8 million, or $0.33 diluted earnings per share for the quarter ended March 31, 2018.

•
Core net income for the quarter ended March 31, 2019 increased 16.5% to $13.0 million, or $0.34 diluted earnings per share, compared to $11.2 million, or $0.29 diluted earnings per share, for the same period in 2018. This represents the highest quarter-to-date core net income and core diluted earnings per share in the Company’s history. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 3 for a description of the elements of core net income)

•	Return on average assets was 1.02% for the first quarter of 2019 compared to 1.32% for the first quarter of 2018.
•
Core return on average assets for the first quarter of 2019 was 1.23% compared to 1.15% for the first quarter of 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 8 for the description of core return on average assets)

•	Total loans, excluding acquired loans, increased by an annualized rate of 5.0%, or $36.8 million, during the first quarter of 2019.
•	Net interest margin was 3.62% for the three months ended March 31, 2019 compared to 3.60% for the three months ended December 31, 2018 and 3.81% for the three months ended March 31, 2018.
•
Core net interest margin (defined as net interest margin excluding acquisition-related purchase accounting adjustments) was 3.46% for the three months ended March 31, 2019 compared to 3.43% for the three months ended December 31, 2018 and 3.55% for the three months ended March 31, 2018.

•
Horizon’s tangible book value per share increased to $9.60 at March 31, 2019 compared to $9.43 and $8.57 at December 31, 2018 and March 31, 2018, respectively. This represents the highest tangible book value per share in the Company’s history.

Pg. 2 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings
•	Horizon to close three full-service branches on April 19, 2019 and one loan production office on April 26, 2019.
•	Horizon to consolidate five Salin full-service branches on April 26, 2019 in coordination with the core data conversion.
Craig Dwight, Chairman and CEO of Horizon, commented:  “Horizon’s 2019 first quarter earnings of $10.8 million, or $0.28 per diluted share, includes approximately $3.4 million, after tax, in merger expenses related to the acquisition of Salin Bancshares, Inc. which was completed on March 26, 2019. Excluding these merger expenses and other non-core items, Horizon’s core net income totaled $13.0 million, or $0.34 diluted earnings per share.  This represents an increase in core diluted earnings per share of 3.0% and 17.2% when compared to the fourth and first quarters of 2018, respectively.”
Dwight added, “Horizon’s total assets at March 31, 2019 surpassed $5.0 billion, as a result of the Salin acquisition and organic loan growth since the beginning of the year. In addition to approximately $571.8 million in loans acquired from Salin, we also experienced organic loan growth at an annualized rate of 5.0% during the first quarter of 2019. The markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo continue to experience solid growth with an increase in loan balances of $77.7 million, or 11.5%, during the first quarter of 2019. This growth is due to the credit of our seasoned lending team who live and work within these expanding and robust communities that we serve.”

Dwight continued, “Horizon’s strategy to build mass and scale in order to maximize operational leverage is working as we continue to experience lower costs as a percent of average assets. Excluding merger expenses, we reduced total non-interest expenses by $10,000 and $217,000 when comparing the first quarter of 2019 to the fourth and first quarters of 2018. This decrease in expenses is the result of focus by our entire team to pursue operational efficiencies and leverage new technologies. In addition, the acquisition of Salin continues our efforts to maximize operational leverage through mass and scale. As part of our strategy to improve efficiencies, we will close three legacy full-service branches on April 19, 2019 and will consolidate our existing Fort Wayne loan production office with the acquired Salin locations. In addition, we plan to close five Salin full-service branches which are in close proximity to an existing Horizon office or that do not meet our branch hurdle rates. The Salin branches will close in conjunction with our data conversion on April 26, 2019.”

Dwight concluded, “Our merger with Salin provides entry into the attractive growth markets of Fort Wayne and Columbus, Indiana and complements our current Indiana locations. Salin Bank’s presence in the dynamic markets of Indianapolis and Lafayette, Indiana will add to Horizon’s current footprint. In addition, Salin has a talented team who will add depth and experience to our current sales, call center and operational network. Horizon’s strategic plan calls for continued expansion in the States of Indiana and Michigan with an emphasis on strong core deposit growth, investment in growth markets and to add mass and scale to gain additional efficiencies. Horizon’s merger with Salin fits well with our strategic plan.”

In 2019, Horizon plans to cast a wider net to maximize our merger opportunities and in order to seek lower cost funding by including Central Illinois and Northwest Ohio. These markets complement Horizon’s current Indiana and Michigan markets and will assist in our strategy to build shareholder value.

Pg. 3 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Income Statement Highlights

Net income for the first quarter of 2019 was $10.8 million, or $0.28 diluted earnings per share, compared to $12.8 million, or $0.33 diluted earnings per share, for the first quarter of 2018. Core net income for the first quarter of 2019 was $13.0 million, or $0.34 diluted earnings per share, compared to $11.2 million, or $0.29 diluted earnings per share, for the first quarter of 2018.

The decrease in net income and diluted earnings per share from the first quarter of 2018 when compared to the same period of 2019 reflects an increase in non-interest expense of $3.9 million, primarily due to merger expenses totaling $4.1 million (before tax expense), offset by increases in net interest income of $869,000 and non-interest income of $394,000 in addition to decreases in provision for loan losses of $203,000 and income tax expense of $447,000.

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands, Except per Share Data, Unaudited)
	Three Months Ended
	March 31	December 31	March 31
	2019	2018	2018
Non-GAAP Reconciliation of Net Income
Net income as reported	$10,816	$13,133	$12,804
Merger expenses	4,118	487	-
Tax effect	(692)	(102)	-
Net income excluding merger expenses	14,242	13,518	12,804

Loss (gain) on sale of investment securities	(15)	332	(11)
Tax effect	3	(70)	2
Net income excluding gain on sale of investment securities	14,230	13,780	12,795

Acquisition-related purchase accounting adjustments ("PAUs")	(1,510)	(1,629)	(2,037)
Tax effect	317	342	428
Core Net Income	$13,037	$12,493	$11,186

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share ("EPS") as reported	$0.28	$0.34	$0.33
Merger expenses	0.11	0.01	-
Tax effect	(0.02)	-	-
Diluted EPS excluding merger expenses	0.37	0.35	0.33

Loss (gain) on sale of investment securities	-	0.01	-
Tax effect	-	-	-
Diluted EPS excluding gain on sale of investment securities	0.37	0.36	0.33

Acquisition-related PAUs	(0.04)	(0.04)	(0.05)
Tax effect	0.01	0.01	0.01
Core Diluted EPS	$0.34	$0.33	$0.29

Horizon’s net interest margin increased to 3.62% for the first quarter of 2019 when compared to 3.60% for the fourth quarter of 2018. The increase in net interest margin from the fourth quarter of 2018 reflects an increase in the yield on interest-earning assets of 13 basis points as loans continue to reprice. The increase in yield on earning assets was offset by an increase in the cost of interest-bearing liabilities of 14 basis points. The increase in the cost of interest-bearing liabilities was due to an increase in the cost of interest-bearing deposits of 10 basis points and borrowings of 5 basis points.

Pg. 4 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Net interest margin decreased to 3.62% for the first quarter of 2019 when compared to 3.81% for the first quarter of 2018. This decrease reflects an increase in the cost of interest-bearing liabilities of 59 basis points, offset by an increase in the yield of interest-earning assets of 26 basis points. The increase in the cost of interest-bearing liabilities was due to an increase in the cost of interest-bearing deposits of 60 basis points and borrowings of 56 basis points. The increase in the yield of interest-earning assets was due to increases in the yields on loans receivable of 23 basis points, taxable investment securities of 39 basis points and non-taxable investment securities of 52 basis points.

Net interest margin, excluding acquisition-related purchase accounting adjustments (“core net interest margin”), was 3.46% for the first quarter of 2019 compared to 3.43% for the prior quarter and 3.55% for the first quarter of 2018. Interest income from acquisition-related purchase accounting adjustments was $1.5 million, $1.6 million and $2.0 million for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31	December 31	March 31
	2019	2018	2018
Non-GAAP Reconciliation of Net Interest Margin
Net interest income as reported	$34,280	$33,836	$33,411
Average interest-earning assets	3,929,296	3,808,822	3,580,143
Net interest income as a percentage of average interest-earning assets ("Net Interest Margin")	3.62%	3.60%	3.81%
Acquisition-related purchase accounting adjustments ("PAUs")	$(1,510)	$(1,629)	$(2,037)
Core net interest income	$32,770	$32,207	$31,374
Core net interest margin	3.46%	3.43%	3.55%

Lending Activity

Total loans increased $608.7 million from $3.014 billion as of December 31, 2018 to $3.623 billion as of March 31, 2019. Excluding acquired loans, total loans increased $36.8 million during the first quarter of 2019 as commercial loans increased by $17.1 million, residential mortgage loans increased by $15.6 million and consumer loans increased by $5.4 million, offset by a decrease in mortgage warehouse loans of $2.2 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	March 31 2019	December 31 2018	Amount Change	Acquired Loans	Amount Change	Percent Change
Commercial	$2,089,579	$1,721,590	$367,989	$(350,916)	$17,073	1.0%
Residential mortgage	819,824	668,141	151,683	(136,089)	15,594	2.3%
Consumer	639,710	549,481	90,229	(84,814)	5,415	1.0%
Subtotal	3,549,113	2,939,212	609,901	(571,819)	38,082	1.3%
Held for sale loans	1,979	1,038	941	-	941	90.7%
Mortgage warehouse loans	71,944	74,120	(2,176)	-	(2,176)	-2.9%
Total loans	$3,623,036	$3,014,370	$608,666	$(571,819)	$36,847	1.2%

Pg. 5 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Residential mortgage lending activity for the three months ended March 31, 2019 generated $1.3 million in income from the gain on sale of mortgage loans, a decrease of $146,000 from the fourth quarter of 2018 and a decrease of $114,000 from the first quarter of 2018. Total origination volume for the first quarter of 2019, including loans placed into portfolio, totaled $62.5 million, representing a decrease of 25.5% from the fourth quarter of 2018 and a decrease of 13.5% from the first quarter of 2018.

Revenue derived from Horizon’s residential mortgage and warehouse lending activities was only 4.3% of Horizon’s total revenue for the first quarter of 2019.

The provision for loan losses totaled $364,000 for the first quarter of 2019 compared to $528,000 for the fourth quarter of 2018 and $567,000 for the first quarter of 2018. The decrease in the provision for loan losses from the fourth and first quarters of 2018 when compared to the first quarter of 2019 was primarily due to improving credit trends and a continued low level of charge-offs.

The ratio of the allowance for loan losses to total loans decreased to 0.49% as of March 31, 2019 from 0.59% at December 31, 2018. The decrease in the ratio of the allowance for loan losses to total loans is primarily due to increased loan balances from the Salin acquisition. The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.69% as of March 31, 2019 compared to 0.72% as of December 31, 2018. Loan loss reserves plus credit-related loan discounts on acquired loans as a percentage of total loans was 1.10% as of March 31, 2019 compared to 0.98% as of December 31, 2018.

Non-GAAP Allowance for Loan and Lease Loss Detail
As of March 31, 2019
(Dollars in Thousands, Unaudited)

	Pre-discount Loan Balance	Allowance for Loan Losses (ALLL)	Loan Discount	ALLL + Loan Discount	Loans, net	ALLL/ Pre-discount Loan Balance	Loan Discount/ Pre-discount Loan Balance	ALLL+Loan Discount/ Pre-discount Loan Balance
Horizon Legacy	$2,547,794	$17,525	N/A	$17,525	$2,530,269	0.69%	0.00%	0.69%
Heartland	7,202	-	641	641	6,561	0.00%	8.90%	8.90%
Summit	18,396	-	1,007	1,007	17,389	0.00%	5.47%	5.47%
Peoples	81,713	-	1,861	1,861	79,852	0.00%	2.28%	2.28%
Kosciusko	35,182	296	569	865	34,317	0.84%	1.62%	2.46%
LaPorte	84,230	-	2,838	2,838	81,392	0.00%	3.37%	3.37%
CNB	4,321	-	112	112	4,209	0.00%	2.59%	2.59%
Lafayette	82,448	-	1,008	1,008	81,440	0.00%	1.22%	1.22%
Wolverine	178,573	-	2,136	2,136	176,437	0.00%	1.20%	1.20%
Salin	583,177	-	11,918	11,918	571,259	0.00%	2.04%	2.04%
Total	$3,623,036	$17,821	22,090	$39,911	$3,583,125	0.49%	0.61%	1.10%

As of March 31, 2019, non-performing loans totaled $19.4 million, which reflects a three basis point increase in non-performing loans to total loans, or a $4.2 million increase from $15.2 million in non-performing loans as of December 31, 2018. Compared to December 31, 2018, non-performing commercial loans increased by $2.8 million, non-performing real estate loans increased by $988,000 and non-performing consumer loans increased by $376,000. Other real estate owned and repossessed assets totaled $3.7 million as of March 31, 2019 which is an increase of $1.6 million from December 31, 2018. The majority of this increase was due to other real estate owned properties acquired in the Salin transaction totaling $1.6 million.

Pg. 6 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Expense Management

Total non-interest expense was $3.6 million higher in the first quarter of 2019 when compared to the fourth quarter of 2018, primarily due to $4.1 million of merger expenses. Outside services and consultants, other expenses, salaries and employee benefits, net occupancy expenses, data processing and loan expense increased by $2.0 million, $1.0 million, $368,000, $271,000, $212,000 and $112,000, respectively. Offsetting these increases were decreases in FDIC insurance expense of $233,000 and professional fees of $119,000. Excluding merger expenses, total non-interest expense decreased slightly by $10,000 during the first quarter of 2019 when compared to the fourth quarter of 2018.

	Three Months Ended
	March 31			December 31
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$14,466	$(2)	$14,464	$14,098	$-	$14,098	$366	2.6%
Net occupancy expenses	2,772	-	2,772	2,501	-	2,501	271	10.8%
Data processing	1,966	(292)	1,674	1,754	-	1,754	(80)	-4.6%
Professional fees	493	(239)	254	612	(219)	393	(139)	-35.4%
Outside services and consultants	3,530	(2,290)	1,240	1,536	(252)	1,284	(44)	-3.4%
Loan expense	1,949	-	1,949	1,837	-	1,837	112	6.1%
FDIC deposit insurance	160	-	160	393	-	393	(233)	-59.3%
Other losses	104	(2)	102	89	-	89	13	14.6%
Other expenses	4,298	(1,293)	3,005	3,297	(16)	3,281	(276)	-8.4%
Total non-interest expense	$29,738	$(4,118)	$25,620	$26,117	$(487)	$25,630	$(10)	0.0%
Annualized Non-interest Exp. to Avg. Assets	2.80%		2.41%	2.48%		2.43%

Total non-interest expense was $3.9 million higher during the first quarter of 2019 compared to the same period of 2018, primarily due to merger expenses. Outside services and consultants, other expense, loan expense and data processing increased $2.3 million, $974,000, $692,000 and $270,000, respectively. Offsetting these increases was a decrease in net occupancy expense of $194,000 and FDIC insurance expense of $150,000. Excluding merger expenses, total non-interest expense decreased $217,000 during the first quarter of 2019 when compared to the first quarter of 2018.

	Three Months Ended
	March 31 2019			March 31 2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$14,466	$(2)	$14,464	$14,373	$-	$14,373	$91	0.6%
Net occupancy expenses	2,772	-	2,772	2,966	-	2,966	(194)	-6.5%
Data processing	1,966	(292)	1,674	1,696	-	1,696	(22)	-1.3%
Professional fees	493	(239)	254	501	-	501	(247)	-49.3%
Outside services and consultants	3,530	(2,290)	1,240	1,264	-	1,264	(24)	-1.9%
Loan expense	1,949	-	1,949	1,257	-	1,257	692	55.1%
FDIC deposit insurance	160	-	160	310	-	310	(150)	-48.4%
Other losses	104	(2)	102	146	-	146	(44)	-30.1%
Other expenses	4,298	(1,293)	3,005	3,324	-	3,324	(319)	-9.6%
Total non-interest expense	$29,738	$(4,118)	$25,620	$25,837	$-	$25,837	$(217)	-0.8%
Annualized Non-interest Exp. to Avg. Assets	2.80%		2.41%	2.66%		2.66%

Pg. 7 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Annualized non-interest expense as a percent of average assets were 2.80%, 2.48% and 2.66% for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets continue to decline and were 2.41%, 2.43% and 2.66% for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018, respectively. Horizon’s strategy to build mass and scale continues to prove effective.

Income tax expense totaled $2.1 million for the first quarter of 2019, a decrease of $461,000 when compared to the fourth quarter of 2018 and a decrease of $447,000 when compared to the first quarter of 2018. The decrease in income tax expense from the fourth and first quarters of 2018 was primarily due to decreases in income before income taxes of $2.8 million and $2.4 million, respectively, when compared to the first quarter of 2019.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, the return on average assets and the return on average equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them, to show the impact of such events as acquisition-related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Total stockholders' equity	$609,468	$491,992	$477,594	$470,535	$460,416
Less: Intangible assets	176,864	130,270	130,755	131,239	131,724
Total tangible stockholders' equity	$432,604	$361,722	$346,839	$339,296	$328,692

Common shares outstanding	45,052,747	38,375,407	38,367,890	38,362,640	38,332,853

Tangible book value per common share	$9.60	$9.43	$9.04	$8.84	$8.57

Pg. 8 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31	December 31	March 31
	2019	2018	2018
Non-GAAP Reconciliation of Return on Average Assets
Average assets	$4,307,189	$4,179,140	$3,942,837

Return on average assets ("ROAA") as reported	1.02%	1.25%	1.32%
Merger expenses	0.39%	0.05%	0.00%
Tax effect	-0.07%	-0.01%	0.00%
ROAA excluding merger expenses	1.34%	1.29%	1.32%

Gain on sale of investment securities	0.00%	0.03%	0.00%
Tax effect	0.00%	-0.01%	0.00%
ROAA excluding gain on sale of investment securities	1.34%	1.31%	1.32%

Acquisition-related purchase accounting adjustments ("PAUs")	-0.14%	-0.15%	-0.21%
Tax effect	0.03%	0.03%	0.04%
Core ROAA	1.23%	1.19%	1.15%

Non-GAAP Reconciliation of Return on Average Common Equity
Average Common Equity	$506,449	$485,662	$460,076

Return on average common equity ("ROACE") as reported	8.66%	10.73%	11.29%
Merger expenses	3.30%	0.40%	0.00%
Tax effect	-0.55%	-0.08%	0.00%
ROACE excluding merger expenses	11.41%	11.05%	11.29%

Gain on sale of investment securities	-0.01%	0.27%	-0.01%
Tax effect	0.00%	-0.06%	0.00%
ROACE excluding gain on sale of investment securities	11.40%	11.26%	11.28%

Acquisition-related purchase accounting adjustments ("PAUs")	-1.21%	-1.33%	-1.80%
Tax effect	0.25%	0.28%	0.38%
Core ROACE	10.44%	10.21%	9.86%

About Horizon

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern, central and the Great Lakes Bay regions of Michigan through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Pg. 9 cont. Horizon Bancorp, Inc. Announces 2019 First Quarter Earnings

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Balance sheet:
Total assets	$5,051,639	$4,246,688	$4,150,561	$4,076,611	$3,969,750
Investment securities	893,469	810,460	766,153	735,962	714,425
Commercial loans	2,089,579	1,721,590	1,698,582	1,672,998	1,656,374
Mortgage warehouse loans	71,944	74,120	71,422	109,016	101,299
Residential mortgage loans	819,824	668,141	651,250	634,636	618,131
Consumer loans	639,710	549,481	536,132	507,866	480,989
Earning assets	4,538,952	3,842,903	3,743,592	3,681,583	3,591,296
Non-interest bearing deposit accounts	811,768	642,129	621,475	615,018	602,175
Interest bearing transaction accounts	2,115,847	1,684,336	1,605,825	1,644,758	1,619,859
Time deposits	960,408	812,911	901,254	756,387	711,642
Borrowings	457,788	550,384	477,719	524,846	520,300
Subordinated debentures	55,310	37,837	37,791	37,745	37,699
Total stockholders' equity	609,468	491,992	477,594	470,535	460,416

	Three Months Ended
Income statement:
Net interest income	$34,280	$33,836	$33,772	$33,550	$33,411
Provision for loan losses	364	528	1,176	635	567
Non-interest income	8,712	8,477	8,686	8,932	8,318
Non-interest expense	29,738	26,117	25,620	24,942	25,837
Income tax expense	2,074	2,535	2,597	2,790	2,521
Net income	$10,816	$13,133	$13,065	$14,115	$12,804

Per share data: (1)
Basic earnings per share	$0.28	$0.34	$0.34	$0.37	$0.33
Diluted earnings per share	0.28	0.34	0.34	0.37	0.33
Cash dividends declared per common share	0.10	0.10	0.10	0.10	0.10
Book value per common share	13.53	12.82	12.45	12.27	12.01
Tangible book value per common share	9.60	9.43	9.04	8.84	8.57
Market value - high	17.82	19.40	21.39	21.94	20.59
Market value - low	$15.50	$14.94	$19.44	$19.17	$17.87
Weighted average shares outstanding - Basic	38,822,543	38,367,972	38,365,379	38,347,612	38,306,395
Weighted average shares outstanding - Diluted	38,906,172	38,488,002	38,534,970	38,519,401	38,468,811

Key ratios:
Return on average assets	1.02%	1.25%	1.26%	1.41%	1.32%
Return on average common stockholders' equity	8.66	10.73	10.87	12.15	11.29
Net interest margin	3.62	3.60	3.67	3.78	3.81
Loan loss reserve to total loans	0.49	0.59	0.60	0.58	0.58
Average equity to average assets	11.76	11.62	11.62	11.60	11.67
Bank only capital ratios:
Tier 1 capital to average assets	11.13	9.38	9.53	9.65	9.66
Tier 1 capital to risk weighted assets	12.07	11.91	12.09	12.21	12.32
Total capital to risk weighted assets	12.54	12.47	12.66	12.77	12.87

Loan data:
Substandard loans	$41,728	$38,775	$34,655	$40,941	$43,035
30 to 89 days delinquent	9,980	7,161	6,878	3,978	8,932

90 days and greater delinquent - accruing interest	$192	$568	$202	$49	$30
Trouble debt restructures - accruing interest	2,532	2,002	1,830	1,911	1,899
Trouble debt restructures - non-accrual	1,349	1,057	1,077	894	1,090
Non-accrual loans	15,313	11,548	11,417	12,555	12,062
Total non-performing loans	$19,386	$15,175	$14,526	$15,409	$15,081
Non-performing loans to total loans	0.54%	0.50%	0.49%	0.53%	0.53%

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Commercial	$11,556	$10,495	$10,581	$8,865	$7,840
Real estate	1,588	1,676	1,574	1,761	1,930
Mortgage warehousing	1,014	1,006	1,030	1,084	1,030
Consumer	3,663	4,643	4,613	5,361	5,674
Total	$17,821	$17,820	$17,798	$17,071	$16,474

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Commercial	$61	$196	$179	$(40)	$(38)
Real estate	(27)	47	(2)	(2)	6
Mortgage warehousing	-	-	-	-	-
Consumer	329	263	272	80	519
Total	$363	$506	$449	$38	$487
Percent of net charge-offs to average loans outstanding for the period	0.01%	0.02%	0.02%	0.00%	0.01%

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Commercial	$9,750	$6,903	$8,355	$8,987	$6,778
Real estate	5,995	5,007	3,754	3,915	5,276
Mortgage warehousing	-	-	-	-	-
Consumer	3,641	3,265	2,417	2,507	3,027
Total	$19,386	$15,175	$14,526	$15,409	$15,081
Non-performing loans to total loans	0.54%	0.55%	0.49%	0.53%	0.53%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2019	2018	2018	2018	2018
Commercial	$3,496	$1,967	$2,181	$2,628	$547
Real estate	126	60	58	302	281
Mortgage warehousing	-	-	-	-	-
Consumer	30	48	26	62	42
Total	$3,652	$2,075	$2,265	$2,992	$870

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2019			March 31, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$7,843	$57	2.95%	$3,714	$14	1.53%
Interest-earning deposits	26,355	155	2.39%	22,962	90	1.59%
Investment securities - taxable	448,840	2,910	2.63%	421,068	2,326	2.24%
Investment securities - non-taxable(1)	393,720	2,628	3.40%	307,921	1,865	2.88%
Loans receivable(2)(3)	3,052,538	39,623	5.27%	2,824,478	35,131	5.04%
Total interest-earning assets(1)	3,929,296	45,373	4.76%	3,580,143	39,426	4.50%

Non-interest-earning assets
Cash and due from banks	44,527			43,809
Allowance for loan losses	(17,836)			(16,342)
Other assets	351,202			335,227

Total average assets	$4,307,189			$3,942,837

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$2,514,841	$6,876	1.11%	$2,304,829	$2,871	0.51%
Borrowings	577,199	3,621	2.54%	528,066	2,572	1.98%
Subordinated debentures	39,236	596	6.16%	36,477	572	6.36%
Total interest-bearing liabilities	3,131,276	11,093	1.44%	2,869,372	6,015	0.85%

Non-interest-bearing liabilities
Demand deposits	643,601			595,644
Accrued interest payable and other liabilities	25,863			17,745
Stockholders' equity	506,449			460,076

Total average liabilities and stockholders' equity	$4,307,189			$3,942,837

Net interest income/spread		$34,280	3.32%		$33,411	3.65%
Net interest income as a percent of average interest-earning assets(1)			3.62%			3.81%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	March 31	December 31
	2019	2018
Assets
Cash and due from banks	$86,131	$58,492
Interest-earning time deposits	15,987	15,744
Investment securities, available for sale	687,142	600,348
Investment securities, held to maturity (fair value of $208,223 and $208,273)	206,327	210,112
Loans held for sale	1,979	1,038
Loans, net of allowance for loan losses of $17,821 and $17,820	3,603,236	2,995,512
Premises and equipment, net	93,822	74,331
Federal Home Loan Bank stock	22,447	18,073
Goodwill	145,690	119,880
Other intangible assets	31,174	10,390
Interest receivable	17,423	14,239
Cash value of life insurance	94,449	88,062
Other assets	45,832	40,467
Total assets	$5,051,639	$4,246,688
Liabilities
Deposits
Non-interest bearing	$811,768	$642,129
Interest bearing	3,076,255	2,497,247
Total deposits	3,888,023	3,139,376
Borrowings	457,788	550,384
Subordinated debentures	55,310	37,837
Interest payable	2,471	2,031
Other liabilities	38,579	25,068
Total liabilities	4,442,171	3,754,696
Commitments and contingent liabilities
Stockholders' Equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	-	-
Common stock, no par value, Authorized 99,000,000 shares (Restated - See Note 1)
Issued 45,077,816 and 38,400,476 shares (Restated - See Note 1), Outstanding 45,052,747 and 38,375,407 shares (Restated - See Note 1)	-	-
Additional paid-in capital	378,963	276,101
Retained earnings	230,327	224,035
Accumulated other comprehensive loss	178	(8,144)
Total stockholders' equity	609,468	491,992
Total liabilities and stockholders' equity	$5,051,639	$4,246,688

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended
	March 31
	2019	2018
Interest Income
Loans receivable	$39,623	$35,131
Investment securities
Taxable	3,122	2,430
Tax exempt	2,628	1,865
Total interest income	45,373	39,426
Interest Expense
Deposits	6,876	2,871
Borrowed funds	3,621	2,572
Subordinated debentures	596	572
Total interest expense	11,093	6,015
Net Interest Income	34,280	33,411
Provision for loan losses	364	567
Net Interest Income after Provision for Loan Losses	33,916	32,844
Non-interest Income
Service charges on deposit accounts	1,877	1,888
Wire transfer fees	118	150
Interchange fees	1,361	1,328
Fiduciary activities	2,089	1,925
Gains on sale of investment securities (includes $15 and $11 for the three months ended March 31, 2019 and 2018, respectively, related to accumulated other comprehensive earnings reclassifications)	15	11
Gain on sale of mortgage loans	1,309	1,423
Mortgage servicing income net of impairment	606	349
Increase in cash value of bank owned life insurance	513	435
Other income	824	809
Total non-interest income	8,712	8,318
Non-interest Expense
Salaries and employee benefits	14,466	14,373
Net occupancy expenses	2,772	2,966
Data processing	1,966	1,696
Professional fees	493	501
Outside services and consultants	3,530	1,264
Loan expense	1,949	1,257
FDIC insurance expense	160	310
Other losses	104	146
Other expense	4,298	3,324
Total non-interest expense	29,738	25,837
Income Before Income Taxes	12,890	15,325
Income tax expense (includes $3 and $2 for the three months ended March 31, 2019 and 2018, respectively, related to income tax expense from reclassification items)	2,074	2,521
Net Income	$10,816	$12,804
Basic Earnings Per Share (Restated - See Note 1)	$0.28	$0.33
Diluted Earnings Per Share (Restated - See Note 1)	0.28	0.33

(1) Adjusted for 3:2 stock split on June 15, 2018